UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2012

SS&C Technologies Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34675	71-0987913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT		06095
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (860) 298-4500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 14, 2012, SS&C Technologies Holdings Europe S.A.R.L. (“SS&C Sarl”), a Luxembourg société à responsabilité limitée and an indirect wholly-owned subsidiary of SS&C Technologies Holdings, Inc. (“SS&C”), entered into a cooperation agreement (the “Cooperation Agreement”) with GlobeOp Financial Services S.A. (“GlobeOp”), a Luxembourg sociéte anonyme. Pursuant to the Cooperation Agreement, SS&C Sarl announced pursuant to Rule 2.7 of the City Code on Takeovers and Mergers the terms of a recommended cash offer under which SS&C, acting through SS&C Sarl, would acquire the entire issued and to be issued share capital of GlobeOp for 485 pence per share (the “Offer”). The full terms of, and conditions to, the Offer are set forth in the offer document issued by SS&C Sarl on March 26, 2012 (the “Offer Document”).

On April 24, 2012, SS&C issued a press release relating to the Offer, announcing that as of 5:00 p.m. (London time) on April 23, 2012, the first closing date of the Offer, SS&C Sarl had received valid acceptances of the Offer representing approximately 24.9 percent of the existing issued share capital of GlobeOp. SS&C Sarl also announced that the Offer would be extended, and would remain open for acceptance, until 1:00 p.m. (London time) on May 8, 2012.

On May 9, 2012, SS&C issued a press release relating to the Offer, which provided the following update with respect to the Offer and the level of acceptances on the second closing date:

•

As of 1:00 p.m. (London time) on May 8, 2012, SS&C Sarl had received valid acceptances of the Offer in respect of 66,785,197 GlobeOp shares, representing approximately 62.0 percent of the existing issued share capital of GlobeOp. No irrevocable commitments or letters of intent have been procured by SS&C Sarl or any person acting in concert with it.

•	The Offer, which remains subject to the terms and conditions set out in the Offer Document, has been extended to, and will remain open for acceptance until, 1:00 p.m. (London time) on May 14, 2012.

A copy of the full press release is attached hereto as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, irrespective of any general incorporation language.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, issued on May 9, 2012 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES HOLDINGS, INC.

Date: May 9, 2012	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, issued on May 9, 2012 (furnished herewith)